UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012 (February 22, 2012)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53708	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Item 8.01	Results of Operations and Financial Condition. Other Events.

On February 23, 2012, BioCancell Therapeutics Inc. published its consolidated statements of financial position as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’ equity,  and cash flows for each of the years in the three-year period ended December 31, 2011, all audited in accordance with International Financial Reporting Standards (IFRS).

BioCancell intends to publish its consolidated balance sheets as at December 31 ,2011 and 2010, and consolidated statements of operations, changes in stockholders’ equity (deficit) and comprehensive loss, and cash flows for the two-year period ended December 31, 2011, and for the cumulative period from October 1, 2004 (inception of operations) to December 31, 2011, to be filed on Form 10-K, by the end of March 2012. Below are a summary of the unaudited consolidated balance sheets and the related consolidated statements of operations for the aforementioned periods, prepared in accordance with U.S. GAAP. As this information is not audited, it remains subject to change.

Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2011	2010
	U.S. dollars in thousands
Current assets
Cash and cash equivalents	$240	$3,487
Short - term deposits	-	1,993
Receivable from Chief Scientist and BIRD Foundation	15	96
Prepaid expenses	481	88
Other current assets	72	39
Total current assets	808	5,703

Long-term assets
Deposits in respect of employee severance benefits	262	288
Other assets	268	33
Total long-term assets	530	321

Property and equipment, net	66	88

Total assets	$1,404	$6,112

	December 31,	December 31,
	2011	2010
	U.S. dollars in thousands
Current liabilities
Accounts payable	$327	$99
Accrued expenses	807	319
Accrued vacation pay	76	67
Employees and related liabilities	187	141
Liability to BIRD Foundation	400	327
Liability for commission to underwriters	8	173
Convertible notes payable	2,189	-
Total current liabilities	3,994	1,126

Long-term liabilities
Liability for employee severance benefits	308	243
Convertible notes payable	-	1,187
Warrants to noteholders	603	1,453
Total long-term liabilities	911	2,883

Contingent liabilities and commitments

Stockholders' equity (deficit)
Common stock, $0.01 par value per share (65,000,000 and 65,000,000 shares authorized, 26,685,022 and 26,361,083 shares issued and outstanding as of
December 31, 2011, and 2010, respectively)	266	264
Additional paid-in capital	24,646	24,243
Accumulated other comprehensive income	335	329
Accumulated deficit	(28,748)	(22,733)
Total stockholders' equity (deficit)	(3,501)	2,103

Total liabilities and stockholders' equity	$1,404	$6,112

Consolidated Statements of Operations (Unaudited)

			Cumulative from October 1,
	For the year ended December 31,		2004 (inception) to December 31,
	2011	2010	2011
	U.S. dollars in thousands
	(except share and per share data)
Research and development expenses	$3,929	$2,207	$17,405

Less: Chief Scientist, BIRD Foundation and
other grants	(418)	(390)	(2,825)

Research and development expenses, net	3,511	1,817	14,580
General and administrative expenses	2,134	1,955	10,382

Operating loss	5,645	3,772	24,962

Interest income, net	19	(21)	(15)
Gain from marketable securities, net	-	-	(6)
Interest on convertible notes and discount amortization	1,362	543	2,395
Gain on revaluation of warrants	(811)	(2,070)	(1,481)
Gain on revaluation of liability for commission to underwriters	(171)	(104)	(275)
Other financing expenses (income) , net	(29)	56	(259)

Net loss	6,015	2,176	25,321

Basic and diluted net loss per share	$0.23	$0.11	$1.83

Weighted-average common shares used In computing basic and diluted net loss per share	26,560,560	20,338,863	13,820,986

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: February 23, 2012	By:	/s/ Jonathan Burgin
Jonathan Burgin
Chief Financial Officer